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FOR FURTHER INFORMATION:                                Exhibit 99.2
Hal McIlroy
Chief Operating Officer
Document Solutions Company
GENICOM Corporation
(703) 802-9207
FOR IMMEDIATE RELEASE
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                       GENICOM SETTLES ARBITRATION DISPUTE

Chantilly, VA. - - July 7, 1998 - - GENICOM Corporation (Nasdaq:GECM) today announced that its arbitration with Ogden Services Corporation and Atlantic Design Company, Inc., has been settled. This settlement is not expected to have a material effect on earnings. Atlantic Design will continue as GENICOM's supplier for the products currently sourced through this relationship.

The statements contained in this release which are not historical facts are forward looking statements that involve risks and uncertainties which are detailed in the Company's Securities and Exchange Commission filings.

GENICOM Corporation is a global provider of information technology service and printer solutions for the client/server environment. The Enterprising Service Solutions company (ESSC) provides professional services, help desk/technical support, logistics management and on-site and off-site maintenance support. The Document Solutions company (DSC) designs and markets a wide range of computer printer technologies for general purpose applications. In addition, GENICOM is a leader in travel industry products and is the exclusive provider of Digital-branded printer solutions worldwide. GENICOM is headquartered within metropolitan Washington, D.C.